UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   May 1, 2007
                Date of report (Date of earliest event reported)

                          L-1 IDENTITY SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                   000-21559                 04-3320515
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      (State or Other               (Commission              (IRS Employer
       Jurisdiction                File Number)           Identification No.)
     of Incorporation)


          177 Broad Street, Stamford, Connecticut                   06901
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          (Address of principal executive offices)               (Zip Code)


                                (203) 504 - 1100
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              (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2007, L-1 Identity Solutions, Inc., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Advanced Concepts, Inc., a Maryland corporation ("ACI"), John Register and Frank White (the "Selling Stockholders"), and John Register, in his capacity as the sellers representative, pursuant to which the Company will purchase (the "Purchase") all of the issued and outstanding shares of common stock of ACI from a newly-formed holding company (such company, together with the Selling Stockholders, the "Sellers") for a base purchase price of $71,500,000, subject to adjustment based on ACI's Closing Working Capital (as such term is defined in the Stock Purchase Agreement). Pursuant to the Stock Purchase Agreement, the Company will deposit 5% of the purchase price paid at closing into escrow, for one year, to secure the indemnification obligations of the Selling Stockholders. In addition, the Stock Purchase Agreement provides that if ACI achieves certain financial targets, the Company will make additional payments of a maximum aggregate amount equal to $3,000,000 for the fiscal year ending December 31, 2007 and $3,000,000 for the fiscal year ending December 31, 2008.

The Stock Purchase Agreement contains customary representations, warranties and covenants. The covenants of ACI and the Sellers include, among others, that ACI and the Sellers will not solicit proposals or engage in discussions relating to alternative business combination transactions.

The consummation of the Purchase is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, absence of governmental restraints, accuracy of representations and warranties and continued effectiveness of employment agreements with members of ACI's senior management.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed with this report as Exhibit 2.1 and is incorporated by reference into this report. We encourage you to read the Stock Purchase Agreement for a more complete understanding of the Purchase.

No representation, warranty, covenant or agreement described above or contained in the Stock Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any investor or a covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Stock Purchase Agreement are solely for the benefit of the Company and ACI and are qualified by disclosures between the parties.

On May 2, 2007, the Company and ACI issued a joint press release announcing the execution of the Stock Purchase Agreement, a copy of which is filed with this report as Exhibit 99.1 and is incorporated by reference into this report.


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ITEM 7.01   REGULATION FD DISCLOSURE.

On May 2, 2007, the Company and ACI issued a joint press release announcing the execution of the Stock Purchase Agreement, as described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.


 Exhibit No.   Description
 -----------   -----------

     2.1 Stock Purchase Agreement, dated as of May 1, 2007, by and among ACI, John Register and Frank White, the Company, and John Register, solely in his capacity as the sellers representative

     99.1      Press Release, dated May 2, 2007

























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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   L-1 IDENTITY SOLUTIONS, INC.


                                   By:    /s/ Robert V. LaPenta
                                        --------------------------
                                        Name:  Robert V. LaPenta
                                        Title: Chairman, President and Chief
                                               Executive Officer


Date:  May 2, 2007


















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                                  EXHIBIT INDEX


 Exhibit No.   Description
 -----------   -----------

     2.1 Stock Purchase Agreement, dated as of May 1, 2007, by and among ACI, John Register and Frank White, the Company, and John Register, solely in his capacity as the sellers representative

     99.1      Press Release, dated May 2, 2007